Exhibit 16.1

Securities and Exchange Commission

November 20, 2017

November 20, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Samson Oil & Gas Limited’s statements included under Item 5 of its Form 10-Q filed on November 20, 2017 and we agree with such statements concerning our firm.

/s/ Hein & Associates, LLP